EXHIBIT 21

SUBSIDIARIES OF SNYDER'S-LANCE, INC.

Name of Subsidiary	State/Province of Incorporation

DFKA Ltd. (1)	United Kingdom
Diamond Foods Brazil Holdings LLC (1)	Delaware
Diamond of Europe GmbH (1)	Germany
Hazelton Parent, Inc. (1)	Delaware
Late July Holdings, LLC (3)	Delaware
Late July Snacks, LLC (4)	Delaware
S-L Distribution Company, LLC (1)	Delaware
S-L Snacks BB SRL (1)	Barbados
S-L Snacks National, LLC (1)	North Carolina
Wimbledon Acquisition LLC (1)	Delaware
Baptista’s Bakery, LLC (2)	Wisconsin
Princeton Vanguard, LLC (2)	Delaware
S-L Snacks AZ, LLC (2)	North Carolina
S-L Snacks EU, LLC (2)	Delaware
S-L Snacks FL, LLC (2)	North Carolina
S-L Snacks GA, LLC (2)	North Carolina
S-L Snacks IN, LLC (2)	North Carolina
S-L Snacks IN-PS, LLC (2)	North Carolina
S-L Snacks Logistics, LLC (2)	North Carolina
S-L Snacks MA, LLC (2)	North Carolina
S-L Snacks NC, LLC (2)	North Carolina
S-L Snacks OH, LLC (2)	North Carolina
S-L Snacks OR, LLC (2)	North Carolina
S-L Snacks PA, LLC (2)	North Carolina
S-L Snacks WI, LLC (2)	North Carolina
Snack Factory, LLC (2)	New Jersey
Kettle Foods Holdings, Inc. (5)	Delaware
DFKA Intermediate Ltd. (6)	United Kingdom
Kettle Foods, Inc. (6)	Oregon
DFKA UK Holdings Ltd. (7)	United Kingdom
Kettle Foods Ltd. (8)	United Kingdom
Diamond Foods International Holdings BV (9)	Netherlands
Yellow Chips Holdings BV (10)	Netherlands
Lani BVBA (11)	Belgium
Yellow Chips BV (11)	Netherlands
Cornpoppers Limited (12)	United Kingdom
Kettle Growers Group Ltd. (12)	United Kingdom
Natural Food Works, LLC (13)	Colorado

(1)    Subsidiary of Snyder’s-Lance, Inc., which owns 100% of the outstanding voting equity securities.
(2)    Subsidiary of S-L Snacks National, LLC, which owns 100% of the outstanding voting equity securities.
(3)    Subsidiary of S-L Snacks National, LLC, which owns 80% of the outstanding voting equity securities.
(4)    Subsidiary of Late July Holdings, LLC, which owns 100% of the outstanding voting equity securities.
(5)    Subsidiary of DFKA Ltd, which owns 100% of the outstanding voting equity securities.
(6)    Subsidiary of Kettle Foods Holdings, Inc., which owns 100% of the outstanding voting equity securities.
(7)    Subsidiary of DFKA Intermediate Ltd., which owns 100% of the outstanding voting equity securities.
(8)    Subsidiary of DFKA UK Holdings Ltd., which owns 100% of the outstanding voting equity securities.
(9)    Subsidiary of Wimbledon Acquisition LLC, which owns 100% of the outstanding voting equity securities.
(10)    Subsidiary of Diamond Foods International Holdings BV, which owns 51% of the outstanding voting equity securities.
(11)    Subsidiary of Yellow Chips Holdings BV, which owns 100% of the outstanding voting equity securities.
(12)    Subsidiary of Kettle Foods Ltd., which owns 100% of the outstanding voting equity securities.
(13)    Subsidiary of Snyder’s-Lance, Inc., which owns 22.84% of the outstanding voting equity securities.